FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) July 2, 1997

                             SOURCE SCIENTIFIC, INC.
             (Exact name of registrant as specified in its charter)

         California                   1-8311                     95-2943936
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

                7390 Lincoln Way, Garden Grove, California 92641
               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code 714-261-0614


         (Former name or former address, if changed since last report.)





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ITEM 2.   Disposition of Assets

         On July 2, 1997, pursuant to the Asset Purchase Agreement, ("Agreement") the Registrant sold substantially all of the assets of Source Scientific, Inc. (the "Company"), to BBI - Source Scientific, Inc. (the "Buyer"), a wholly-owned subsidiary of Boston Biomedica, Inc., for an aggregate cash purchase price of approximately $1,894,000 plus the assumption by the Buyer of substantially all of the Company's liabilities The sale was approved by shareholders holding 71% of the total outstanding shares of the Company's common stock, who will receive a cash distribution of the net cash purchase price equal to approximately five cents per share.

ITEM 7.   Financial Statements and Exhibits

         (a)  Exhibits
                  Asset Purchase Agreement (included in the Registrant's Proxy Statement filed dated May 26, 1997, incorporated by reference)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SOURCE SCIENTIFIC, INC.



Date:    June 18, 1997          By:   /S/ RICHARD A. SULLIVAN
                                     ------------------------
                                     Richard A. Sullivan,
                                     President